                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation in the Prospectuses constituting part of the Registration Statements on Forms S-8 and S-3 (Nos. 333-43785, 333-42123, 33-54390, 33-38836 and 333-05911) of
UST Corp. of our report dated February 4, 1997 relating to the consolidated financial statements of Somerset Savings Bank as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which appears in the Current Report on Form 8-K of UST Corp. dated February 6, 1998.

                                                 WOLF & COMPANY, P.C.

Boston, Massachusetts
February 3, 1998



                                       6